EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Donald G. Balletto, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-K/A of Silverado Gold Mines Ltd. for the year ended November 30, 2010 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Silverado Gold Mines Ltd.

Dated: December 12, 2011

/s/ Donald G. Balletto
Donald G. Balletto
Chief Financial Officer and Director
(Principal Financial Officer and Principal Accounting
Officer)
Silverado Gold Mines Ltd.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Silverado Gold Mines Ltd. and will be retained by Silverado Gold Mines Ltd. and furnished to the Securities and Exchange Commission or its staff upon request.